Exhibit 99.2
CINGULAR WIRELESS
2006 EXECUTIVE SHORT TERM INCENTIVE AWARD PLAN

Plan Features	Description
Performance Measures	•	Rate of Penetration (xx%)

	•	Revenue (ARPU) (xx%)

	•	Operating Income / POP (xx%)

	•	Cingular-Branded Churn (excluding resale) (xx%)

Weightings	•	HQ executives: xx% national results

	•	Regional executives: xx% regional results, xx% national results

	•	Market executives: xx% market results, xx% national results

Payout Range	•	Rate of Penetration — 0% to xx%

	•	Revenue — 0% to xx%

	•	Operating Income / POP — 0% to xx%

	•	Churn — 0% to xx%

	•	Maximum Overall award is capped at xx%.

CEO Discretionary	•	CEO may recommend discretionary changes based on performance and other factors.
Treatment	•	Discretionary changes for top executives will be subject to Board approval.

Payout Calculations	•	Awards will be prorated for retirement, death, disability, changes in job assignment, and promotions.

Payment Schedule	•	Awards will be paid in March 2007.

2006 Short Term Incentive Plan

General Assumptions:

R1 – R4 are weighted equally at 25%
R1 – R4 are capped at xx% individually
Total cap of xx% on final score

	Min	Budget

R1 - Penetration Rate — Net Adds	xx	xx
Rate of Penetration per POP	xx%	xx%

R2 - Revenue Intensity	$xx	$xx

R3 - Return on Operations — Operating Income ($M)	$xx	$xx
Return on Operations per POP	$xx	$xx

R4 - Cingular Branded Churn Excluding Resell	xx	xx
Churn	xx%	xx%

Max	Comment
xx	-xx% per every 1BP variance below budget
xx%	+xx% per every 1BP variance above budget

$xx	-x% per every $.02 variance below budget
+xx% per every $.02 variance above budget

$xx	Min = Budget * xx%, Max = Budget * xx%
$xx

xx	Min = Budget +xx basis pts, Max = Budget -xx basis pts
xx%